EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-27356 of Sensient Technologies Corporation on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of Sensient Technologies Corporation Savings Plan for the year ended December 31, 2003.

/s/    Deloitte & Touche

Milwaukee, Wisconsin

June 25, 2004